UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

PLUG POWER INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Filed by Plug Power Inc.

Pursuant to Rule 14a-12

of the Securities Exchange Act of 1934

Subject Company: Plug Power Inc.

Commission File No.: 001-34392

The following is the text of a message posted by Plug Power Inc. on its website on February 3, 2026:

Just an Update on the Vote for Proposal 2 – We’re within ~1% of Securing the Vote

By: Andy Marsh, Plug CEO and Executive Chairman

We are making good progress toward securing approval of Proposal 2, the increase in the number of authorized shares available for issuance. Since Thursday, the number of votes needed has been reduced by nearly two-thirds, and we are now within roughly 1% of the total outstanding shares needed to pass the proposal. That progress would not have been possible without the support of our shareholders. Thank you.

We are close, but we are not done yet.

If you have not voted, or if you voted no or abstained, I ask you to reconsider. If Proposal 2 does not pass, the company will need to implement a reverse stock split to increase the number of its authorized shares available for issuance to meet our contractual obligations—an outcome no one wants.

If you have not voted, please do so. Every vote truly matters.

Below is a reminder of how you can vote on Proposal 2.

•	Charles Schwab / TD Ameritrade

To cast your vote online, you will need to search for a specific email in your inbox. Please also check your spam or junk folder. The email may come from one of several different addresses. Search for an email received in recent weeks using the following keywords:

“id@proxyvote.com”, or “Plug Power”

You can log into your online account, use the keyword “proxy events” in the search bar, and navigate to proxy events.

If you have not received any proxy voting materials via email or by mail, contact your broker as soon as possible to request a control number to vote online.

•	Fidelity / National Financial Services

To cast your vote online, you will need to search for a specific email in your inbox. Please also check your spam or junk folder. The email may come from one of several different addresses. Search for an email received in recent weeks using the following keywords:

“Fidelity.Investments.email@shareholderdocs.fidelity.com”, “e-notification@edocs.mybrokerageinfo.com”, “id@proxyvote.com”, or “Plug Power”

Follow the instructions in the email.  If you have not received any proxy voting materials via email or by mail, contact your broker as soon as possible to request a control number to vote online.

•	Morgan Stanley / E-Trade

To cast your vote online, you will need to search for a specific email in your inbox. Please also check your spam or junk folder. The email may come from one of several different addresses. Search for an email received in recent weeks using the following keywords:

“id@proxyvote.com”, or “Plug Power”

If you have not received any proxy voting materials via email or by mail, contact your broker as soon as possible to request a control number to vote online.

•	Robinhood

To cast your vote online, you will need to search for a specific email in your inbox. Please also check your spam or junk folder. The email may come from one of several different addresses. Search for an email received in recent weeks using the following keywords:

“noreply@robinhood.com”, or “Plug Power”

Follow the instructions in the email by clicking the “Vote” icon.

If you have not received any proxy voting materials via email, contact your broker as soon as possible to request a control number to vote online.

•	Merrill Lynch

To cast your vote online, you will need to search for a specific email in your inbox. Please also check your spam or junk folder. The email may come from one of several different addresses. Search for an email received in recent weeks using the following keywords:

“id@proxyvote.com”, or “Plug Power”

If you have not received any proxy voting materials via email or by mail, contact your broker as soon as possible to request a control number to vote online.

•	Vanguard

To cast your vote online, you will need to search for a specific email in your inbox. Please also check your spam or junk folder. The email may come from one of several different addresses. Search for an email received in recent weeks using the following keywords:

“id@proxyvote.com”, or “Plug Power”

If you have not received any proxy voting materials via email or by mail, contact your broker as soon as possible to request a control number to vote online.

•	Other brokers

Search your inbox for “Plug Power” or the below common domains supporting proxy voting.

“id@proxyvote.com”, “@proxydocs.com”, “@proxypush.com”

If you have not received any proxy voting materials via email or by mail, contact your broker as soon as possible to request a control number to vote online.

Some brokers outside of the U.S. do not allow retail shareholders to vote. Please contact your broker immediately if you have not received proxy materials in connection with the Plug Power Special Meeting.

Further Questions?

Contact the Company’s proxy solicitor, Sodali & Co, at (833) 924-7453 or Plug@investor.sodali.com.

Important Additional Information and Where to Find It

Plug has filed a definitive proxy statement and other relevant documents with the U.S. Securities and Exchange Commission (“SEC”) in connection with the Special Meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY because they contain important information about the matters to be voted on at the Special Meeting. Stockholders may obtain copies of these documents free of charge at the SEC’s website at www.sec.gov or on Plug’s website at www.plugpower.com.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Special Meeting. Information about the Company’s directors and executive officers is outlined in the definitive proxy statement for the 2025 Annual Meeting of Stockholders, which was filed with the SEC on June 9, 2025, and information about their ownership of Plug’s stock is outlined in the definitive proxy statement for the Special Meeting filed with the SEC on December 12, 2025